EXHIBIT 99.1

For Immediate Release
Augusta, Georgia
April 27, 2004

GEORGIA-CAROLINA BANCSHARES, INC.
ANNOUNCES FIRST QUARTER RESULTS

     Patrick G. Blanchard, President & CEO of Georgia-Carolina Bancshares, Inc., the parent company of First Bank of Georgia, announced today its results from operations for the quarter ended March 31, 2004.

     According to Blanchard, the Company and the Bank experienced asset growth during the first quarter of 2004 consistent with budgeted expectations. Total assets of the Company increased 6.9% from $266,025,000 to $284,256,000 for the period December 31, 2003 to March 31, 2004. This growth included an increase in the Bank’s loans held for investment of $10,909,000 and an increase of $10,882,000 in mortgage loans held for resale as compared to these assets at December 31, 2003.

     The Bank also experienced an increase of 20.2% in non-interest bearing deposits, from $26,326,000 at December 31, 2003 to $31,653,000 at March 31, 2004.

     After a first quarter 2004 compared to first quarter 2003 decline of $961,000 in the gain on sale of mortgage loans, the consolidated net income for the Company for the first quarter of 2004 was $702,000 as compared to $951,000 for the first quarter of 2003.

     Net interest income after the provision for loan losses increased from $2,063,000 for the quarter ended March 31, 2003 to $2,502,000 for the quarter ended March 31, 2004.

     According to Blanchard, the components of consolidated net income reflected a more than budgeted growth from the commercial bank cost centers along with an anticipated decline in mortgage lending income during the comparative period.

     “We are quite pleased with the growth in income from the commercial bank cost centers, which offset the decline in income from our Mortgage Division, First Bank Mortgage,” stated Blanchard.

Press Release
April 27, 2004
Page Two

     According to Blanchard, “The consolidated net income provided for asset and quality returns consistent with commercial banking industry standards. The Company’s annualized return on average assets for the first quarter of 2004 was 1.06% while the annualized return on average equity was 12.59%.

     “Our financial performance during the past four years has included a quite aggressive expansion of now four new branch offices and recently announced plans for a new main office of the Company and Bank in the Wheeler Road market,” stated Blanchard.

     “We continue to be pleased with the performance of the Bank during this low interest rate environment,” stated Remer Y. Brinson III, President & CEO, First Bank of Georgia.

     “We have also taken note that the metro Augusta economy seems to be in a state of recovery,” Brinson continued.

     Georgia-Carolina Bancshares’ common stock is quoted on the Over-The-Counter Bulletin Board under the symbol GECR.

     Georgia-Carolina Bancshares, Inc. is a bank holding company with $284 million in assets as of March 31, 2004. The Company owns First Bank of Georgia which conducts bank operations through offices in Augusta, Columbia County and Thomson, Georgia.

     Morgan Keegan & Company, Inc. serves as the principal market maker of the common stock for the Company. Mr. Leonard H. Seawell, Senior Vice President of Morgan Keegan, is the Company’s principal contact at Morgan Keegan.

     Certain statements contained in this Press Release are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results, expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: economic conditions, competition and other uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

     For additional information, please contact Mr. Patrick G. Blanchard, President & CEO at (706) 736-2100.